                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
     [LOGO]

                                                                 August 20, 1997

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 25, 1997, at 10:00 a.m., at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

We look forward to greeting as many of our shareholders as possible.

                                          Sincerely,

                                            [SIGNATURE]

                                          Jerome J. Meyer

                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          AND PRESIDENT

     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ON SEPTEMBER 25, 1997

To the Shareholders of Tektronix, Inc.:

The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 25, 1997, at 10:00 a.m., local time, at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon, for the following purposes:

    1.  Electing three directors; and

    2.  Transacting such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Monday, August 4, 1997, will be entitled to notice of, and to vote at, the annual meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John P. Karalis, SECRETARY

Wilsonville, Oregon

August 20, 1997

                                TEKTRONIX, INC.
                                PROXY STATEMENT

    The annual meeting of shareholders of Tektronix, Inc. (the "Company" or "Tektronix") will be held Thursday, September 25, 1997, at 10:00 a.m., at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon. The board of directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the board. You are invited to use that proxy to vote. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received before the meeting begins. Solicitation of proxies on behalf of the board of directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $4,000 plus certain expenses. The costs of such solicitation will be paid by the Company. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is August 20, 1997.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

    There were 33,616,112 Common Shares of the Company outstanding at the close of business on August 4, 1997, the record date for the annual meeting. Each Common Share is entitled to one vote.

    Participants in the Tektronix 401(k) Plan ("401(k) Plan") have the right to instruct the fiduciary of the plan (or a proxy) how to vote shares allocated to their accounts. Participants in the plan will receive a separate voting direction form on which they may indicate their voting instructions.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table shows ownership of the Common Shares of the Company on June 30, 1997 by each person who, to the knowledge of the board of directors, owned beneficially more than five percent of the Common Shares:

NAME AND ADDRESS                          AMOUNT AND NATURE OF   PERCENT OF
OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP     CLASS
----------------------------------------  --------------------   ----------
PRIMECAP Management Company ............       2,164,000(1)(2)      6.47%
  225 South Lake Avenue
  Pasadena, CA 91101-3005

Bankers Trust New York Corporation, ....       1,868,159(3)         5.59%
  and, its wholly owned subsidiary,
  Bankers Trust Company, and its
  indirectly wholly owned subsidiary,
  BT Australia Limited
  280 Park Avenue
  New York, NY 10017

------------------------

(1) Shares held with sole investment and voting power.

(2) Based on information set forth in Form 13G dated July 12, 1995, filed with the Securities and Exchange Commission ("SEC") and other information provided by PRIMECAP Management Company.

(3) Based on information set forth in Form 13G dated February 13,1997, filed with the SEC. These shares are held as follows: Bankers Trust Company has sole voting power as to 261,053 shares, sole dispositive power as to 459,636 shares, and shared dispositive power as to 70 shares. BT Australia Limited has sole voting and dispositive power as to 1,408,453 shares.

                               BOARD OF DIRECTORS

    The board of directors currently consists of nine members. The board is divided pursuant to the bylaws into three classes. One class is elected each year for a three-year term. The term of office of Class II directors expires at the 1997 annual meeting; the term of office of Class III directors expires in 1998; and that of Class I directors expires in 1999 (and in all cases, the terms of the directors will continue until their respective successors are duly elected and have been qualified).

    The board of directors met six times during the last fiscal year. Each director attended at least 75% of the aggregate number of the meetings of the board and committees on which he or she served.

    Some important functions of the board are performed by committees of directors. Committees are constituted by the board upon the recommendation of the Chairman. The board has the power to change the responsibilities assigned to any committee and to change the membership of any committee. A brief description of the current board committees follows:

    The EXECUTIVE COMMITTEE carries out, with certain exceptions, the functions of the board of directors in the intervals between board meetings. The Executive Committee met three times during the last fiscal year.

    The AUDIT COMMITTEE recommends independent public accountants to be appointed by the board of directors as auditors; reviews the Company's annual consolidated financial statements; and consults from time to time with management, the internal auditors and the Company's independent public accountants to consider financial and accounting matters. The Audit Committee met seven times during the last fiscal year.

    The COMMITTEE ON DIRECTORS seeks qualified candidates to serve on the Company's board of directors and recommends them for the board's consideration. This committee assesses the board's capacity to fulfill requirements of the board's policy with respect to director qualifications, resources and experience, and performance and contribution. The Committee also reviews the board's policy with respect to director qualifications, board membership requirements, and directors' compensation and advises the board on any recommendations for change. The Committee on Directors will consider the names and qualifications of candidates for the board of directors submitted by shareholders in accordance with the procedures described on pages 19-20 of this proxy statement. The Committee on Directors met three times during the last fiscal year.

    The ORGANIZATION AND COMPENSATION COMMITTEE approves salaries and other compensation of corporate executive officers and administers the Company's stock incentive plans and executive compensation plans. This includes the granting of stock options, stock bonuses, cash bonuses and incentive awards under these plans. This committee met six times during the last fiscal year.

ITEM 1.

                             ELECTION OF DIRECTORS

    Action will be taken at the 1997 annual meeting to elect three Class II directors to serve until theYear 2000 annual meeting of shareholders. Those nominees, as well as the Class I and Class III directors who are continuing to serve, are listed below, together with certain information about each of them. The nominees for election at the 1997 annual meeting are Gerry B. Cameron, Jerome J. Meyer and William D. Walker. Messrs. Meyer and Walker have served as directors since 1990 and 1980, respectively. Mr. Cameron was elected to the board by action of the board on March 19, 1997. Paul E. Bragdon, a director in Class I, retired as a director effective June 26, 1997, as a result of the Company's policy of mandatory retirement for directors at age 70. Keith R. McKennon, a director in Class II, will not stand for reelection to the board, due to other commitments.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                        CLASS II (TERM ENDING YEAR 2000)

    *GERRY B. CAMERON, 59, is Chairman of U.S. Bancorp, a position he has held since 1994. He was Chief Executive Officer of U.S. Bancorp from January 1994 until its merger with First Bank System on August 1, 1997. He is also Chairman of the Board of U.S. National Bank of Oregon. Mr. Cameron's banking career began in 1956 with U.S. National Bank of Oregon. He managed the Commercial Banking Group and the Northwest Group before being appointed chairman and chief executive officer of Old National Bank in Spokane, WA in 1987. In 1988, Mr. Cameron was named president and chief operating officer of U.S. Bank of Washington, which was formed when U.S. Bancorp acquired Old National Bank and Peoples Bank. He is a director of the Federal Reserve Bank in San Francisco, The American Banker's Association, Regence Blue Cross Blue Shield of Oregon, The Regence Group, and the Oregon Business Council. He is a member of the Company's Audit Committee and the Committee on Directors.

    *JEROME J. MEYER, 59, is Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Meyer has been a director since 1990, and became President and Chief Executive Officer of the Company in November 1990. Mr. Meyer was Corporate Vice President of Honeywell Inc. (an electronics manufacturer) from August 1986 until April 1987, and President and Chief Executive Officer of Honeywell Bull Inc., now known as Bull HN Information Systems, Inc., from April 1987 until July 1988. He returned to Honeywell Inc. in July 1988 and served as President of their industrial business until joining Tektronix in November 1990. Mr. Meyer serves on the Executive Committee and Committee on Directors. He is a director of AMP Incorporated, Esterline Technologies, Inc. and Enron Corporation.

    *WILLIAM D. WALKER, 66, is Vice Chairman of the Company, a position he has held since 1991. He has been Chairman of the Board of Planar Systems, Inc. (a flat-panel display manufacturer) since 1988, and has served as a director of the Company since 1984. Mr. Walker served as President and Chief Operating Officer of the Company from April 1990 until November 1990. From 1984 to 1987, Mr. Walker was Chairman of the Board and Chief Executive Officer of Electro Scientific Industries, Inc. (a laser systems manufacturer). Mr. Walker was Executive Vice President of the Company from 1979 to 1984 and has served as a director since 1980. He is a member of the Audit Committee and the Executive Committee.

------------------------
* Nominee for election at 1997 annual meeting.

                          CLASS III (TERM ENDING 1998)

    A.M. GLEASON, 67, is President of the Port of Portland Commission, a position he has held since 1995. Mr. Gleason was Vice Chairman of PacifiCorp from February 1994 until his retirement in May 1995. Mr. Gleason became President of PacifiCorp in 1985, and he was President and Chief Executive Officer of PacifiCorp from January 1989 until February 1994. He has served as a director since 1988 and is chairman of the Executive Committee and the Organization and Compensation Committee. He is a director of Fred Meyer, Inc. and Comdial Corporation.

    WAYLAND R. HICKS, 54, was President and Chief Executive Officer of Indigo N.V. (a printing products manufacturer) from February 1996 to March 1997. Mr. Hicks was Chief Executive Officer and Vice Chairman of Nextel Communications, Inc. (a wireless communications company) from September 1994 to October 1995. Mr. Hicks was Executive Vice President of Xerox Corporation (a document processing company) from 1987 to September 1994. He has served as a director since 1992 and is Chairman of the Committee on Directors and a member of the Organization and Compensation Committee. He is a director of Maytag Corporation and Sensormatic Electronics Corporation.

    MERRILL A. MCPEAK, 61, was Chief of Staff, United States Air Force, from October 1990 to October 1994 when he retired. From July 1988 to October 1990, General McPeak served as Commander in Chief, Pacific Air Forces. He is currently a consultant. General McPeak has served as a director since March 1995 and he is Chairman of the Audit Committee and a member of the Organization and Compensation Committee. He is President of McPeak and Associates and is a director of ECC International Corp., Thrustmaster, Inc., Trans World Airlines, Inc. and Praegitzer Industries, Inc.

                           CLASS I (TERM ENDING 1999)

    PAULINE LO ALKER, 54, is President and Chief Executive Officer of Network Peripherals Inc. (high performance networking solutions), a position she has held since January 1991. Mrs. Alker has served as a director since January 1996 and is a member of the Audit Committee and the Committee on Directors. She is a director of Network Peripherals Inc. and Integrated Silicon Solutions, Inc.

    A. GARY AMES, 52, is President and Chief Executive Officer of U S WEST International (communications), a position he has held since July 1995. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director since 1994 and is a member of the Audit Committee and the Committee on Directors. He is a director of Albertson's, Inc. and Telewest PLC.

    PAUL C. ELY, JR., 65, is a general partner of Alpha Partners (a venture capital firm), a position he has held since July 1989. He served as Chairman of the Board of The Ask Group, Inc. (a software database company) from February 1994 to March 1995. Mr. Ely was Chairman and Chief Executive Officer of Convergent Technologies (a computer manufacturer) from 1985 to 1989, and in 1989 he also served as Executive Vice President of Unisys Corporation (a computer manufacturer). Mr. Ely has been a director since 1992 and he is Vice-Chairman of the Organization and Compensation Committee and a member of the Executive Committee. He is a director of Parker-Hannifin Corporation and The Sabre Group.

    The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, certain executive officers and by all executive officers and directors as a group as of June 30, 1997:

                                                NUMBER
NAME                                      OF SHARES(1)(2)(3)   PERCENT
----------------------------------------  ------------------   -------
Pauline Lo Alker........................          1,392          *
A. Gary Ames............................          2,351          *
Gerry B. Cameron........................          1,000          *
Paul C. Ely, Jr.........................          4,499(4)       *
A. M. Gleason...........................          4,975          *
Wayland R. Hicks........................          2,046          *
Keith R. McKennon.......................          3,635          *
Merrill A. McPeak.......................          2,178          *
Jerome J. Meyer.........................        312,409(5)       *
William D. Walker.......................         59,954(6)       *
Carl W. Neun............................        131,346(7)       *
Gerald K. Perkel........................         57,989(8)       *
Lucie J. Fjeldstad......................        102,856(9)       *
Daniel Terpack..........................         68,731(10)      *
All directors and executive officers as
  a group (18 individuals)..............        924,389(11)     2.71%

------------------------

  * Less than one percent.

 (1) Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.

 (2) Includes shares issued under the Company's Stock Compensation Plan for Non-Employee Directors, including unvested shares issued as follows: Mrs. Alker, 1,114 shares; Mr. Ames, 858 shares; Mr. Ely, 451 shares; and Messrs. Gleason and McKennon, 852 shares each. Individuals have sole voting power with respect to these shares.

 (3) Includes shares issued under the Company's Stock Compensation Plan for Non-Employee Directors and deferred pursuant to the Non-Employee Directors' Deferred Compensation Plan as follows: Mr. Hicks, 478 shares; General McPeak, 2,178 shares; and Mr. Walker, 2,128 shares. Shares are held in trust, and individuals have no voting nor investment power with respect to these shares.

 (4) Includes 2,999 shares held in trust for Mr. Ely.

 (5) Includes (i) stock options for 141,000 shares that are currently exercisable or become exercisable before August 29, 1997 under the Company's Stock Incentive Plan; (ii) 43,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 1,585 shares held under the 401(k) Plan with respect to which Mr. Meyer has voting but no investment power.

 (6) Includes 11,486 shares held by Mr. Walker's wife, with respect to which Mr. Walker disclaims beneficial ownership.

 (7) Includes (i) stock options for 66,250 shares that are currently exercisable or become exercisable before August 29, 1997 under the Company's Stock Incentive Plan; (ii) 24,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 2,951 shares held in a family trust; and (iv) 1,158 shares held under the 401(k) Plan with respect to which Mr. Neun has voting but no investment power.

 (8) Includes (i) stock options for 33,500 shares that are currently exercisable or become exercisable before August 29, 1997 under the Company's Stock Incentive Plan; (ii) 17,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 1,258 shares held under the 401(k) Plan with respect to which Mr. Perkel has voting but no investment power.

 (9) Includes (i) stock options for 68,250 shares that are currently exercisable or become exercisable before August 29, 1997 under the Company's Stock Incentive Plan; (ii) 25,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 339 shares held under the 401(k) Plan with respect to which Mrs. Fjeldstad has voting but no investment power.

(10) Includes (i) stock options for 36,250 shares that are currently exercisable or become exercisable before August 29, 1997 under the Company's Stock Incentive Plan; (ii) 15,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 1,175 shares held under the 401(k) Plan with respect to which Mr. Terpack has voting but no investment power.

(11) Includes (i) 8,911 unvested or deferred shares held by the Company for the account of non-employee directors pursuant to the Stock Compensation Plan for Non-Employee Directors; (ii) stock options for 442,500 shares that are currently exercisable or become exercisable before August 29, 1997 under the Company's stock option plans (including the Stock Incentive Plan); (iii) 171,600 shares that have been granted subject to forfeiture under certain conditions pursuant to the Company's Stock Incentive Plan; (iv) 8,627 shares held under the 401(k) Plan with respect to which officers and directors have voting but no investment power; and (v) 11,986 shares owned by, or in trust for, members of the families of officers and directors, of which such officers and directors disclaim beneficial ownership.

    DIRECTORS' COMPENSATION. Directors who are not employees of the Company receive an annual retainer of $25,000 (plus an additional $3,000 for a committee chairman, except for the chairman of the Executive Committee, and $8,000 for members of the Executive Committee). Non-employee directors receive one-half of the annual retainer in the form of Common Shares of the Company every five years pursuant to the Non-Employee Directors' Stock Compensation Plan. Directors who are not employees of the Company also receive $1,200 for each meeting of the board of directors attended and $900 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a board meeting. Directors who are employees of the Company receive no separate compensation as directors.

    Under the Non-Employee Directors' Deferred Compensation Plan, directors who are not employees may elect to have all or part of their annual cash retainers and meeting fees credited to a deferred compensation cash account. Amounts credited to the account will accrue interest based on the 10-year U.S. Treasury Notes rate adjusted at the end of each calendar quarter. Such deferred amounts will be paid in a single lump-sum payment or in up to five equal annual installments to commence in January after the director ceases to serve on the board or becomes age 65 or older, as specified. Non-employee directors may also elect to defer receipt of stock under the Non-Employee Directors' Deferred Compensation Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.

                                                                                LONG-TERM COMPENSATION
                                                                         ------------------------------------
                                            ANNUAL COMPENSATION                  AWARDS
                                      --------------------------------   -----------------------    PAYOUTS
                                                             OTHER       RESTRICTED   SECURITIES   ----------
                                                             ANNUAL        STOCK      UNDERLYING      LTIP      ALL OTHER
NAME AND PRINCIPAL                     SALARY    BONUS    COMPENSATION     AWARDS      OPTIONS      PAYOUTS    COMPENSATION
  POSITION                      YEAR   ($)(1)    ($)(2)      ($)(3)        ($)(4)       (#)(5)        ($)         ($)(6)
------------------------------  ----  --------  --------  ------------   ----------   ----------   ----------  ------------
Jerome J. Meyer ..............  1997  $684,423  $738,192    $ 16,200      $      0      32,000     $        0    $330,924(7)
  Chairman, Chief Executive     1996   625,769   511,971      88,330             0      25,000      3,501,363(8)    331,435(7)
  Officer and President         1995   551,923   672,171      28,800             0           0      1,220,174(9)    330,244(7)

Carl W. Neun .................  1997  $396,827  $415,968    $  9,600      $      0      16,500     $        0    $298,683(10)
  Sr. Vice President, and       1996   368,269   209,311      59,869             0      18,000      2,134,086(8)    298,321(10)
  Chief Financial Officer       1995   350,000   289,614      14,575(11)         0           0        583,561(9)    297,956(10)

Gerald K. Perkel .............  1997  $264,424  $335,527 12)   $ 10,500   $146,500(13)   12,500    $  258,333 14)   $ 66,639(15)
  Vice President and            1996   220,000   156,984       4,500             0      12,000              0       8,477
  President, Color Printing     1995     --        --         --            --           --            --          --
  and Imaging Division

Lucie J. Fjeldstad ...........  1997  $371,347  $175,784    $ 20,000      $      0      12,500     $  738,069 14)   $ 83,007(15)
  Vice President and            1996   350,000   159,840     396,227(16)         0      12,000              0       5,827
  President, Video and          1995   277,884 17)   10,167          0     296,000(18)   25,000             0     253,904(19)
  Networking Division

Daniel Terpack ...............  1997  $318,193  $152,983    $  9,000      $      0      12,500     $  369,063 14)   $ 74,779(15)
  Vice President and            1996   300,000   235,222       9,600             0      12,000        320,086 20)      8,750
  President, Measurement        1995   244,615   255,258      49,472(21)         0      18,000        477,459(9)      7,596
  Business Division

------------------------------

 (1) Includes compensation deferred at the election of the executive under the Company's 401(k) Plan.

 (2) Includes (i) amounts paid or deferred under the Annual Performance Improvement Plan; (ii) amounts paid under the Company's Results Sharing Plan; and (iii) for 1997 and 1996, special cash bonus amounts.

 (3) Includes dividends paid on performance shares for the year in which the shares became vested. Does not include certain personal benefits not required to be disclosed.

 (4) Stock bonus awards subject to performance conditions are reported at the time of grant in the Long-Term Incentive Plans table below and in this column as an LTIP Payout at the time of vesting.

 (5) Options were granted in the year indicated. Additional information regarding the options granted during fiscal year 1997 is set forth in the table on page 10.

 (6) Except as otherwise indicated, represents amounts contributed by the Company under the Company's 401(k) Plan.

 (7) Includes $322,924 representing nonrefundable costs incurred by the Company in connection with a split dollar life insurance arrangement which provides certain retirement and death benefits to Mr. Meyer. See "Employment Arrangements" on page 13.

 (8) Includes the fair market value at the end of fiscal year 1996 of stock awarded in fiscal year 1994 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1996. The per share fair market value of the shares was $22.375 at the beginning of fiscal year 1994 and was $37.875 at the end of fiscal year 1996. Also includes the fair market value of performance-based stock grants under Key Executive Retention Agreements which vested on February 2, 1996 and upon determination that certain goals with respect to repositioning the Company and improving shareholder value had been achieved. The per share fair market value of the shares was $27.50 on the March 16, 1994 award date and was $45.35 on February 2, 1996.

 (9) Represents the fair market value at the end of fiscal year 1995 of stock awarded in fiscal year 1993 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1995. The per share fair market value of the shares was $20.125 at the beginning of fiscal year 1993 and was $46.00 at the end of fiscal year 1995.

(10) Includes $290,456 representing nonrefundable costs incurred by the Company in connection with a split dollar life insurance arrangement which provides certain retirement and death benefits to Mr. Neun and reimbursement for taxes paid in connection therewith. See "Employment Arrangements" on page 13.

(11) Includes moving and relocation paid by the Company in connection with Mr. Neun's relocation to Oregon.

(12) Includes a stock bonus of 1,500 Common Shares awarded to Mr. Perkel, with a fair market value of $89,100 at the time it was awarded.

(13) Represents the fair market value, as of the grant date, of 4,000 stock bonus shares granted in fiscal year 1997. The shares are subject to two year vesting from the date of the grant. As of the end of fiscal year 1997, Mr. Perkel held 2,000 shares of restricted stock, not including LTIP awards, with a total value of $114,750.

(14) Represents the fair market value at the end of fiscal year 1997 of stock awarded in fiscal year 1995 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1997.

(15) Includes $57,552 for Mr. Perkel, $77,434 for Mrs. Fjeldstad, and $66,342 for Mr. Terpack, representing payments to the Supplemental Executive Retirement Plan. See "Retirement Plans" on page 16.

(16) Includes moving and relocation expenses paid by the Company and reimbursement of a loss incurred by Mrs. Fjeldstad on the sale of her residence in connection with her employment.

(17) Includes consulting fees paid to Mrs. Fjeldstad prior to her employment.

(18) Represents the fair market value on the grant date multiplied by the number of shares granted. In 1995, 8,000 stock bonus shares were granted subject to one-year vesting from the date of grant. As of the end of fiscal year 1997, Mrs. Fjeldstad held no restricted shares, other than LTIP awards.

(19) Includes a cash hiring bonus paid to Mrs. Fjeldstad in connection with her employment.

(20) Represents the fair market value at the end of fiscal year 1996 of stock awarded in fiscal year 1994 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1996. The per share fair market value of the shares was $22.375 at the beginning of fiscal year 1994 and was $37.875 at the end of fiscal year 1996.

(21) Includes moving and relocation expenses paid by the Company in connection with Mr. Terpack's employment.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock options awarded to Named Officers under the Company's Stock Incentive Plan during the last fiscal year.

                                                 INDIVIDUAL GRANTS
                              -------------------------------------------------------
                                NUMBER OF       PERCENT OF
                               SECURITIES      TOTAL OPTIONS    EXERCISE
                               UNDERLYING       GRANTED TO       OR BASE                GRANT DATE
                                 OPTIONS       EMPLOYEES IN       PRICE    EXPIRATION  PRESENT VALUE
NAME                          GRANTED(#)(1)     FISCAL YEAR      ($/SH)       DATE        ($)(2)
----------------------------  -------------  -----------------  ---------  ----------  -------------
Jerome J. Meyer.............       32,000              4.4%     $  40.287   6/25/06     $   359,040
Carl W. Neun................       16,500              2.3%     $  40.287   6/25/06     $   185,130
Gerald K. Perkel............       12,500              1.7%     $  40.287   6/25/06     $   140,250
Lucie J. Fjeldstad..........       12,500              1.7%     $  40.287   6/25/06     $   140,250
Daniel Terpack..............       12,500              1.7%     $  40.287   6/25/06     $   140,250

------------------------

(1) Each of the options is a premium stock option granted at 110% of the fair market value on the date of grant pursuant to the Company's Executive Long-Term Incentive Compensation Program. Accordingly, the stock price must increase 10% from the price at the date of grant before any value can be realized by the optionee. Each option becomes exercisable to the extent of 50% of the shares on each of the first and second anniversaries of grant, and the optionee may exercise the option provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Under the terms of the Company's Stock Incentive Plan, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Upon such acceleration, the optionee has the right to cause the Company to repurchase the option for a cash amount generally equal to the excess of the highest purchase price paid in connection with the transactions indicating a change in control or potential change and the option price. Under the Stock Incentive Plan vesting is also accelerated upon the death or disability of the optionee.

(2) Although the Company believes that it is not possible to place a value on an option, in accordance with the rules of the Securities and Exchange Commission, the Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the grant date present value of this option were volatility (33.162%), risk-free rate of return (5.93%), dividend yield (1.64%), and time to exercise (5 years).

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 31, 1997; and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                  NUMBER                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                 OF SHARES                     AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)(2)
                                 ACQUIRED       VALUE      --------------------------  ---------------------------
NAME                            ON EXERCISE  REALIZED(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Jerome J. Meyer...............      50,000   $  1,679,451     112,500        44,500    $  3,227,188   $   631,504
Carl W. Neun..................      56,000   $  1,343,027      49,000        25,500    $  1,260,975   $   342,927
Gerald K. Perkel..............       3,000   $     93,751      31,250        19,750    $    469,481   $   298,781
Lucie J. Fjeldstad............           0   $          0      56,000        43,500    $  1,059,400   $   763,625
Daniel Terpack................      20,000   $    520,822      24,000        18,500    $    509,100   $   254,250

------------------------

(1) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise, or at May 31, 1997 in the case of the unrealized values, and the applicable exercise prices.

(2) "In-the-money" options are options whose exercise price was less than the market price of Common Shares at May 31, 1997.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table provides information on long-term performance awards granted to Named Officers under the Company's Stock Incentive Plan during the last fiscal year.

                                        NUMBER OF        PERFORMANCE             ESTIMATED FUTURE PAYOUTS UNDER
                                      SHARES, UNITS        OR OTHER                NON-STOCK PRICE-BASED PLANS
                                        OR OTHER         PERIOD UNTIL      -------------------------------------------
NAME                                  RIGHTS(#)(1)   MATURATION OR PAYOUT   THRESHOLD(#)     TARGET(#)    MAXIMUM(#)
------------------------------------  -------------  --------------------  ---------------  -----------  -------------
Jerome J. Meyer.....................       15,000        6/96 - 5/99              3,000         15,000        26,250
Carl W. Neun........................        8,000        6/96 - 5/99              1,600          8,000        14,000
Gerald K. Perkel....................        6,000        6/96 - 5/99              1,200          6,000        10,500
Lucie J. Fjeldstad..................        6,000        6/96 - 5/99              1,200          6,000        10,500
Daniel Terpack......................        6,000        6/96 - 5/99              1,200          6,000        10,500

------------------------

(1) Awards are Performance Share awards under the Company's Executive Long-Term Incentive Compensation Program as described below under "Organization and Compensation Committee Report on Executive Compensation." At the time of the award, the target levels of shares were issued as restricted shares upon which dividends are paid currently.

PENSION PLAN

    Under the Company's Pension Plan, the Company is required to contribute amounts sufficient to fund specified retirement benefits for covered employees. Benefits are calculated on the basis of an employee's final average pay and length of service. Final average pay generally means the average of the employee's five highest consecutive annual base pay rates during the last ten years of employment. Benefits are payable upon normal (age 65), early (age 55) or late (after age 65) retirement or death. In general, an employee with 25 years of credited service or more who retires at age 65 will be entitled to receive an annuity for life equal to 25 percent of the employee's final average pay. Employees who are officers or directors of the Company participate in the Pension Plan on the same basis as other employees. Employees outside the U.S. are covered under different retirement plans varying from country to country. The following table sets forth estimated annual benefits under the Pension Plan and the Retirement Equalization Plan (described below) for employees of the Company at retirement at various assumed years of service and levels of final average pay based upon retirement at age 65 and the payment of a straight life annuity to the employee. The years of credited service and final average pay for Pension Plan purposes as of May 31, 1997 for the Named Officers are as follows:
Mr. Meyer--6.6 years and $584,000; Mr. Neun--4.2 years and $364,000; Mr. Perkel--16.7 years and $203,000; Mrs. Fjeldstad--2.4 years and $356,667; and Mr. Terpack--4.5 years and $269,400.

                                               ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                      CREDIT YEARS OF SERVICE
                                     ---------------------------------------------------------
FINAL AVERAGE PAY                        5         10          15          20      25 OR MORE
-----------------------------------  ---------  ---------  ----------  ----------  -----------
$200,000...........................  $  10,000  $  20,000  $   30,000  $   40,000   $  50,000
 250,000...........................     12,500     25,000      37,500      50,000      62,500
 300,000...........................     15,000     30,000      45,000      60,000      75,000
 350,000...........................     17,500     35,000      53,500      70,000      87,500
 400,000...........................     20,000     40,000      60,000      80,000     100,000
 500,000...........................     25,000     50,000      75,000     100,000     125,000
 600,000...........................     30,000     60,000      90,000     120,000     150,000
 700,000...........................     35,000     70,000     105,000     140,000     175,000
 800,000...........................     40,000     80,000     120,000     160,000     200,000

    The Retirement Equalization Plan is a supplemental plan to the Company's Pension Plan to provide covered officers and other covered executives with the total amount of retirement income that they would otherwise receive under the Pension Plan but for certain ceilings imposed by certain sections of the Internal Revenue Code on retirement benefits.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    Certain key employees of the Company, including Messrs. Meyer, Neun, Perkel, Terpack and Mrs. Fjeldstad, have Executive Severance Agreements or similar agreements with the Company pursuant to which the employee would receive severance pay in the event that his or her employment is terminated by the Company other than for cause, death or disability. Upon such termination, the employee would receive a severance payment generally equal to his or her annual base salary (except that Mr. Meyer would receive twice his annual base salary), benefits under certain of the Company's incentive plans prorated for the portion of the year during which the employee was a participant and certain outplacement and insurance benefits. No benefits are payable under the Executive Severance Agreement if the employee receives severance payments under any other agreement with the Company. Mr. Meyer's Executive Severance Agreement has been amended to obligate the Company to continue to make payments required under Mr. Meyer's split dollar insurance arrangement until Mr. Meyer reaches age 64 notwithstanding any prior termination of employment. See "Employment Arrangements" on page 13.

    Certain key employees of the Company, including Messrs. Meyer, Neun, Perkel, Terpack and Mrs. Fjeldstad, have employment agreements with the Company pursuant to which, in the event of a tender or exchange offer for more than 25% of the Company's outstanding stock, the employee has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred. Except for this agreement by the employee to remain so employed by the Company, either the Company or the employee may terminate the employment at any time, subject to the

Company's obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31, 1997, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements (other than the agreement with Mr. Meyer) if there is a change in the employee's position other than as a result of a promotion. In the event the employee is terminated within 24 months following a change in control, the employee is entitled to a cash severance payment equal to three times his or her annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the employee other than for good reason, or by the Company for cause or permanent disability.

EMPLOYMENT ARRANGEMENTS

    In connection with his employment as Chairman, Chief Executive Officer and President, which began in November 1990, the Company agreed to provide Jerome J. Meyer with supplemental retirement benefits which, together with retirement benefits from his previous employer and amounts payable under the Company's Pension Plan and Retirement Equalization Plan, would result in an annual retirement benefit upon retirement at age 62 equal to 50% of his final average pay, which for this purpose is the average of the annual cash compensation received by him during each of his final five years. Total annual retirement benefits at reduced levels, but not less than $225,000 per year, are payable upon earlier retirement. In 1993 the Company entered into a split dollar life insurance arrangement designed to fund a substantial portion of this supplemental retirement obligation. Amounts paid by the Company under this split dollar arrangement are included in the Summary Compensation Table.

    In connection with his employment as an executive officer, which began in March 1993, the Company agreed to provide Carl W. Neun with supplemental retirement benefits which, together with amounts payable under the Company's Pension Plan and Retirement Equalization Plan, would result in an annual retirement benefit equal to a percentage of his final average pay, which for this purpose is the average of the annual cash compensation received by him during each of his final five years. The percentage of final average pay payable as a total annual retirement benefit ranges from 35% upon retirement at age 55 to 55% upon retirement at age 62. The Company funds a portion of Mr. Neun's supplemental retirement benefits through a split dollar life insurance arrangement similar to the arrangement entered into for Mr. Meyer. Amounts paid by the Company under this split dollar arrangement are included in the Summary Compensation Table.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

ORGANIZATION AND COMPENSATION COMMITTEE

    The Organization and Compensation Committee of the board of directors (the "Committee") consists of five outside directors. Pursuant to authority delegated by the board of directors, the Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is also responsible for assisting in the development of and approving executive compensation programs and administering the Company's stock incentive and executive compensation plans.

OVERALL POLICY

    The board of directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance and improvement in shareholder value. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results and appreciation of the Company's common stock price. The primary objectives of these executive compensation programs are to:

    - Attract and retain talented executives;

    - Motivate executives to achieve long-term business strategies while achieving near-term financial targets;

    - Align executive performance with Tektronix' goals for delivering shareholder value; and

    - Provide incentive for consistently achieving Tektronix' goal for return on equity or assets.

    The Company has base pay, annual incentive and long-term incentive compensation programs for its executives, as well as retirement and 401(k) plans. These programs are designed both to support the Company's stated compensation policy and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The Committee uses comparative information from a group of companies in the electronics industry for establishing executive compensation and Company performance goals. The Committee also relies on advice from outside compensation and benefits consultants.

BASE SALARIES

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized electronics companies. Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.

    Annual salary adjustments are determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities as well as salaries for comparable positions at peer companies. In the case of an executive officer with responsibility for a particular business unit, such unit's financial results are also considered. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

ANNUAL PERFORMANCE IMPROVEMENT PLAN

    Tektronix' executive officers are eligible to participate in the Company's Annual Performance Improvement Plan, an annual cash incentive compensation plan. For the last fiscal year, Company and, where appropriate, business unit performance objectives were established at the beginning of the fiscal year. Participants' performance measurements had established thresholds, targets and maximums that determined the amount of cash payments under the plan. The Company's performance objectives for the last fiscal year were specified levels of net sales and of economic value added (excluding nonrecurring items at the discretion of the Committee). Individual performance objectives for an executive officer with responsibility for a particular business unit included financial objectives for the unit. Incentive target performance is based on the Company's annual operating plan approved by the board of directors. For the last fiscal year, financial measures represented 100% of the basis for any incentive award to an executive officer provided by the plan. To ensure that executive officers would not receive incentive payments under the plan if employees generally did not receive Results Sharing Plan payments under the plan described below, it was a condition to payments being made under the plan that the annual threshold for Results

Sharing must be met. The Committee establishes target incentive opportunities based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies.

RESULTS SHARING PLAN

    Most regular employees of Tektronix participate in the Results Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding nonrecurring items at the discretion of the Chief Financial Officer) exceeds a threshold amount that is determined in advance for each year. Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. For the last fiscal year, the threshold established was $31 million of operating income for each fiscal quarter. Payments under this plan are calculated as a percent of base pay, range upward from zero at the threshold and are made quarterly.

EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PROGRAM

    In December 1992 the Committee adopted the Executive Long-Term Incentive Compensation Program to provide an incentive and reward key, selected executives for improving total shareholder value. The Committee expects that awards will be made annually to selected executives under this program. This program was adopted to align executive long-term interests with the interests of shareholders and the performance of Company operations. The Executive Long-Term Incentive Compensation Program is currently comprised of two elements: stock options issued at a premium over fair market value and stock grants issued with three-year performance vesting (performance shares). The options and performance shares are issued pursuant to the Company's Stock Incentive Plan. Participant awards (including awards to the Chief Executive Officer) reflect job responsibilities and estimated long-term incentive values based in part on compensation data from a comparative group of electronics companies. Awards under this program are designed to provide compensation at target at the median of awards for similar positions in the electronics industry based on similar performance levels. At above target performance, compensation is in the high range of values for similar positions based on high levels of performance. Of the total estimated award value, one half is awarded in premium stock options and the remaining half in performance shares.

    PREMIUM STOCK OPTIONS are granted at an exercise price that is higher than the fair market value on the date of the grant. The Committee determines annually the amount, if any, of premium added to the stock's fair market value. This determination, while not pursuant to a specific formula, includes factors such as the Company's recent and expected performance, the volatility of the Company's stock and the potential price appreciation determined by using an option pricing model. Options awarded in June 1996 had a 10 percent premium over fair market value; these options have a ten-year term and fully vest two years from the grant date (50% at the completion of each of the two years of employment). Prior to December 1992, the Company granted stock options to executives at fair market value, and the Company continues to grant stock options at fair market value to new executive officers as a further inducement to join the Company. The Company grants stock options at fair market value to key employees who are not executive officers.

    PERFORMANCE SHARES are granted contingent upon the Company's performance over a three-fiscal-year period and upon the executive officer remaining in the same position with the Company during this period (except in the case of death or disability or a change in position approved by the Committee). The performance shares granted during the last fiscal year relate to Company performance during the fiscal years ending in 1997, 1998 and 1999. The performance measurements are average return on assets and relative total shareholder return. In general, average return on assets is defined as the three-year average consolidated net income divided by the three-year average consolidated total assets. Relative total shareholder return is defined as total stock price appreciation plus dividends paid during the three-year performance period divided by the initial stock price. Tektronix compares its total shareholder return to a group of electronics companies selected by the Committee. The shares will be earned based on the Company's performance during the three-year period. Any performance shares that are not earned will be forfeited to the Company. If the Company's average return on assets and total shareholder return exceed certain levels, the executive would earn performance shares up to 1.75 multiplied by the number of original performance shares (or an equivalent amount in cash at the election of the Company). The Company also grants stock bonuses contingent on continued employment with the Company or performance objectives to new executive officers as a further inducement to join the Company. From time to time the Company also grants stock bonuses to executive officers contingent on specific performance objectives relating to that executive officer's position.

RETIREMENT PLANS

    The Company makes contributions for eligible employees (including executive officers) under its Pension Plan (see "Pension Plan") and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 15% of their pay contributed to the plan. The Company makes matching contributions equal to 60% of the elective contributions that do not exceed 5% of the participant's compensation, subject to tax limitations. The Company also makes fixed contributions equal to 2% of the participant's compensation. All fixed and matching contributions by the Company are invested entirely in Common Shares of the Company.

    Executive officers and other senior executives who are recommended by the Chief Executive Officer and approved by the Committee participate in the Company's Supplemental Executive Retirement Plan ("SERP"). The SERP is intended to provide selected senior executives with a performance based supplemental retirement plan in recognition of their contributions to the long-term success of the Company. Upon initial eligibility, the Company will credit the participant's account an amount equal to 50% of the participant's combined annual base salary and target award amount under the Tektronix Annual Performance Improvement Plan ("APIP") at the rate in effect at the close of the first fiscal year in which the executive became a participant. Taking into account retirement type benefits from prior employers and upon the recommendation of the Chief Executive Officer, the Committee may specify that a percentage other than 50% will be applied in determining the start-up credit. This start-up credit is credited to the participant's account as of July 1 next following the date the executive becomes a participant. For each year thereafter that a participant is recommended by the Chief Executive Officer and approved by the Committee, the Company will add a performance based credit to the account of the participant equal to 10% of the participant's combined annual base salary and target APIP award amount at the rate in effect at the close of the applicable fiscal year. This is credited to the participant's account as of July 1 next following the close of the fiscal year. Subject to vesting upon death or disability, the accounts fully vest the later of the participant's reaching age 55 while employed by the Company, or completing five years of employment with the Company. Forfeiture occurs if employment is terminated for cause, or if the participant does not enter into a non-competition agreement upon retirement or other termination of employment with the Company. Payments are made under the plan after the participant attains age 62 and is no longer employed by the Company.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after fiscal 1994. The levels of salary and annual cash bonus generally paid by the Company do not exceed this limit. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as "performance-based compensation". Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the proposed regulations. The Stock Incentive Plan was amended in 1994 to permit compensation received on vesting of awards similar to the performance share awards that have been made under the Company's Executive Long-Term Incentive Compensation Program to qualify as "performance-based compensation" under the proposed regulations. Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In June 1996, the Committee set Jerome J. Meyer's salary at $680,000. With respect to Mr. Meyer's salary increase, the Committee took into account a comparison of base salaries, perquisites and incentives for chief executive officers of peer companies, the Company's success in meeting its performance objectives and increasing shareholder value and the assessment by the Committee of Mr. Meyer's individual performance and contributions. The Committee believes that Mr. Meyer's annual base salary falls within the competitive range of salaries for similar positions at similar companies. Mr. Meyer's participation under the Annual Performance Improvement Plan (APIP) for the last fiscal year was tied to the Company achieving specified levels of net sales and of economic value added (excluding non-recurring items at the discretion of the Committee). The Committee believes that Mr. Meyer's targeted APIP level was within the competitive range of bonus opportunities for similar positions at similar companies. Mr. Meyer's APIP payment for the last fiscal year was $711,705. Mr. Meyer received payments under the Results Sharing Plan equal to 3.87% of his base pay in accordance with the terms of the plan applicable to all employees. In June 1996, Mr. Meyer was granted stock options for 32,000 shares, and 15,000 Performance Shares, pursuant to the criteria described above with respect to the Executive Long-Term Incentive Compensation Plan.

    The Committee believes these awards are within the competitive range of option grant and bonus share opportunities for similar positions at similar companies.

Committee report submitted by:

A.M. Gleason, Chairman

A. Gary Ames

Paul E. Bragdon

Keith R. McKennon

Merrill A. McPeak

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    The graph below compares the cumulative total shareholder return on the Company's Common Shares with the Standard & Poor's 500 Stock Index and the Standard & Poor's High Technology Composite Index. The graph assumes $100 invested on May 31, 1992 in Tektronix Common Shares and $100 invested at that time in each of the S&P indexes. Although Tektronix does not have a dividend reinvestment plan, the comparison assumes that all dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PERFORMANCE INDEX
Fiscal Years            S & P   High Tech Composite   Tektronix
1992                  $100.00               $100.00     $100.00
1993                   111.54                115.17      118.95
1994                   116.25                129.24      156.20
1995                   139.95                186.15      257.31
1996                   179.10                246.59      215.41
1997                   231.63                358.51      329.37

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of the Common Shares are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during the last fiscal year.

                                    AUDITORS

    The board of directors has selected Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    SHAREHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 1998 annual meeting of shareholders must submit the proposals for receipt by the Company not later than April 22, 1998.

    SHAREHOLDER PROPOSALS NOT IN THE COMPANY'S PROXY STATEMENT. Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered or mailed (postage prepaid) to and received by the Secretary not less than 50 days nor more than 75 days prior to the meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder proposing the business, (c) the number of Common Shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in the business to be brought before the meeting. The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company's bylaws.

    SHAREHOLDER NOMINATIONS FOR DIRECTORS. Shareholders wishing to directly nominate candidates for the board of directors at an annual meeting must do so in writing, in accordance with the Company's bylaws, delivered or mailed (postage prepaid) to and received by the Secretary not less than 50 nor more than 75 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, the nomination must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the meeting was mailed or such public disclosure was made. The notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the number of Common Shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed. Such notices of nominations at annual or special meetings shall include a signed consent to serve as a director of the Company if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

    While the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                     INFORMATION AVAILABLE TO SHAREHOLDERS

    The Company's 1997 Annual Report is being mailed to shareholders with this proxy statement. Copies of the 1997 Annual Report and the Form 10-K, including financial statements and financial schedules, filed with the Securities and Exchange Commission may be obtained without charge from the Secretary, P.O. Box 1000, Wilsonville, Oregon 97070-1000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John P. Karalis, SECRETARY

August 20, 1997

                                        PROXY

                                    TEKTRONIX, INC.
             PORTLAND HILTON, 921 S.W. 6TH AVENUE, PORTLAND, OREGON 97204
                 ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 25, 1997

               PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Tektronix, Inc. hereby appoints Jerome J. Meyer, Carl W. Neun and John P. Karalis, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned shareholder all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 25, 1997, and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the following:


      (Continued, and to be marked, dated and signed on the other side)



                              FOLD AND DETACH HERE


                                                                                                             Please mark
                                                                                                            your votes as
                                                                                                             indicated in     /X/
                                                                                                             this example     ---


1. ELECTION OF DIRECTORS:
                                                    NOMINEES: Gerry G. Cameron, Jerome J. Meyer and William D. Walker
       FOR all         WITHHOLD
   nominees listed     AUTHORITY                    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     (except as       to vote for                   NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
      marked to       all nominees                  IN THE LIST ABOVE.
    the contrary)       listed

        / /               / /
        ---               ---


2. DISCRETIONARY MATTERS
   The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.


                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                    ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE
                                                    UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
                                                    PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES
                                                    LISTED FOR DIRECTOR AND IN THE PROXIES' DISCRETION AS
                                                    TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
                                                    THE MEETING.

                                                    Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.


Signature(s)________________________________________ Signature(s)________________________________________ Date___________________



                                                      FOLD AND DETACH HERE











                                                 Annual Meeting of Shareholders

                                                         TEKTRONIX, INC.
                                                         PORTLAND HILTON
                                                       921 S.W. 6TH AVENUE
                                                        PORTLAND, OR 97204
                                                        SEPTEMBER 25, 1997
                                                            10:00 A.M.


                                     PROXY

                                 TEKTRONIX, INC.
            PORTLAND HILTON, 921 S.W. 6TH AVENUE, PORTLAND, OREGON 97204
                 ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 25, 1997

               PROXY - SOLICITED ON BEHALF OF THE 401(k) PLAN TRUSTEE

The undersigned participant in the Tektronix, Inc. 401(k) Plan hereby appoints Jerome J. Meyer, Carl W. Neun and John P. Karalis, and each of them, proxies designated by the Plan Trustee with full power of substitution, and authorizes them to represent and to vote all common shares of Tektronix, Inc. allocated to the participant's account under the Plan at the annual meeting of shareholders of Tektronix, Inc. to be held on September 25, 1997, and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the following:



           (Continued, and to be marked, dated and signed on the other side)


                              FOLD AND DETACH HERE


                                                                                                             Please mark
                                                                                                            your votes as
                                                                                                             indicated in     /X/
                                                                                                             this example     ---


1. ELECTION OF DIRECTORS:
                                                    NOMINEES: Gerry G. Cameron, Jerome J. Meyer and William D. Walker
       FOR all         WITHHOLD
   nominees listed     AUTHORITY                    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     (except as       to vote for                   NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
      marked to       all nominees                  IN THE LIST ABOVE.
    the contrary)       listed

        / /               / /
        ---               ---


2. DISCRETIONARY MATTERS
   The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.


                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                    ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE
                                                    UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
                                                    PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES
                                                    LISTED FOR DIRECTOR AND IN THE PROXIES' DISCRETION AS
                                                    TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
                                                    THE MEETING.

                                                    Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.


Signature(s)________________________________________ Signature(s)________________________________________ Date___________________



                                                      FOLD AND DETACH HERE











                                                 Annual Meeting of Shareholders

                                                         TEKTRONIX, INC.
                                                         PORTLAND HILTON
                                                       921 S.W. 6TH AVENUE
                                                        PORTLAND, OR 97204
                                                        SEPTEMBER 25, 1997
                                                            10:00 A.M.
